Exhibit 99.2

Statement Under Oath of Principal Executive Officer and Principal Financial Officer
Regarding Facts and Circumstances Relating to Exchange Act Filings

I, F. Lynn McPheeters, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Caterpillar Inc., and, except as corrected or supplemented in a subsequent covered report:

  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Company's audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

  2001 Annual Report on Form 10-K of Caterpillar Inc. filed with the Commission;
  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Caterpillar Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and
  any amendments to any of the foregoing.

/s/ F. Lynn McPheeters
Chief Financial Officer
August 13, 2002

Subscribed and sworn to before me
this 13th day of August, 2002.

/s/ Barbara K. Nichols
 Notary Public
My Commission Expires: 5-18-2004

Official Seal
Barbara K. Nichols
Notary Public, State of Illinois
My Commission Expires 5-18-2004